Exhibit 99.1

IIOT-OXYS, Inc. CEO and COO Renew Contracts Ensuring Long-Term Stability and Growth

CAMBRIDGE, MA / ACCESSWIRE / June 9, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) announced its CEO, Cliff Emmons, and COO, Karen McNemar, both renewed their employment contracts ensuring stable leadership focused on long term growth.

Cliff Emmons, CEO of IIOT-OXYS, Inc. (Oxys) stated, “Karen and I are excited to renew our contracts with Oxys given the excellent progress made over the almost four years of our leadership tenure here, and the numerous growth opportunities we’ve developed to date. The recent renewal of our Structural Health Monitoring (SHM) contract with a major New England state’s DOT, global recognition of our SHM capabilities, the ongoing strength of our collaboration with Aingura IIoT, S.L. (Aingura), and the budding collaboration with Aretas Sensor Networks, Inc. (Aretas) in the Indoor Air Quality (IAQ) sector are all robust signs of our path to future growth. These new contracts also solidify our full-time leadership roles and practices at Oxys. I will continue as CEO and interim CTO, while Karen will continue as COO, and officially assumes the interim CFO role. Our combination of experience and capabilities has been a source of strength to date for the company and positions it for continued success and growth.”

The size and growth of the company’s three target industries are significant.

•	The world-wide SHM market size is $2.0 billion USD and will reach $4.0 billion USD by 2027, growing at a CAGR of 14.6%[1].

•	The global market for Indoor Air Quality Monitors estimated at US$3.7 Billion in the year 2020, is projected to reach a revised size of US$6.4 Billion by 2027, growing at a CAGR of 8.2% over the period 2020-2027[2].

•	The Smart Manufacturing segment, also known as the Industry 4.0 market is projected to grow from USD 64.9 billion in 2021 to USD 165.5 billion by 2026; it is expected to grow at a CAGR of 20.6% from 2021 to 2026.[3]

The company’s leadership has the expertise to tap these markets for future growth. Mr. Emmons has over 10 years of executive corporate experience and more than 30 years of overall corporate experience. He holds a Master of Science in Management Engineering, and Bachelor of Science in both Electrical and Mechanical Engineering. Ms. McNemar has over three years of executive experience and more than 30 years of overall corporate experience. She holds a Bachelor of Science in Industrial Engineering and Operations Research. Mr. Emmons concluded, “Karen and I have been and will continue to be committed to creating shareholder value.”

The company will hold a shareholder call during the coming week and is soliciting questions for the call. No live Q&A will be held during the call; however, management looks forward to answering questions shareholders have. Questions should be submitted through the contact information below by Friday, June 10th, 5 pm Pacific Time.

1 https://www.researchandmarkets.com/reports/5571342/global-structural-health-monitoring-market-size

2 https://www.reportlinker.com/p05957040/Global-Indoor-Air-Quality-Monitors-Industry.html?utm_source=GNW

3 https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html

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About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS Inc.

Clifford L. Emmons

CEO
contact@oxyscorp.com
www.oxyscorp.com

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